As filed with the Securities and Exchange Commission on February 18, 2014

Registration No. 333-193923

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM F-1
REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ENZYMOTEC LTD.
(Exact Name of Registrant as Specified in its Charter)

State of Israel	2833	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Enzymotec Ltd.
Sagi 2000 Industrial Area
P.O. Box 6
Migdal Ha’Emeq 2310001, Israel
+972-74-717-7177
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Enzymotec USA, Inc.
55 Madison Avenue, Suite 400
Morristown, NJ 07960
Tel: (973) 912-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Colin J. Diamond, Esq. Joshua G. Kiernan, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Dan Shamgar, Adv. David S. Glatt, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111	Phyllis G. Korff, Esq. Yossi Vebman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, NY 10036 Tel: 212-735-3000 Fax: 212-735-2000	Chaim Friedland, Adv. Ari Fried, Adv. Gornitzky & Co. Zion House, 45 Rothschild Blvd. Tel Aviv 6578403, Israel Tel: +972-3-710-9191 Fax: +972-3-560-6555

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-193923) originally filed with the Securities and Exchange Commission on February 13, 2014 (“Form F-1”), is being filed solely for the purposes of furnishing Interactive Data File disclosure as Exhibit 101 in accordance with Rule 405 of Regulation S-T. This Exhibit 101 was not previously filed.

Item 8. Exhibits and financial statement schedules

(a)	Exhibits

Exhibit no.	Description of exhibit
1.1	Form of Underwriting Agreement by and among Enzymotec Ltd., the selling shareholders and the underwriters named therein*
3.6	Amended and Restated Articles of Association of the Registrant (3)
4.1	Specimen share certificate (1)
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)#
10.1
Agreement between the Israel Land Administration and Registrant, dated September 17, 2009 relating to Registrant’s facility at the Sagi 2000 Industrial Area, Migdal Ha’Emeq, Israel and Addendum thereto dated August 14, 2013∞ (2)

10.2	Shareholders’ Agreement between AarhusKarlshamn AB (publ) and Enzymotec Ltd. regarding the joint venture company Advanced Lipids AB dated June 14, 2007† (1)
10.3	Amended and Restated Investors’ Rights Agreement, dated September 22, 2013, by and among the Registrant and the other parties thereto (3)
10.4	Enzymotec Ltd. Employee Share Option Plan (1999) (4)
10.5	Enzymotec Ltd. 2003 Israeli Share Option Plan, as amended as of April 17, 2013 (4)
10.6	2012 U.S. Addendum to 2003 Israeli Share Option Plan (4)
10.7	Enzymotec Ltd. 2013 Omnibus Equity Incentive Plan (2)
10.8	Form of indemnification agreement by and between Enzymotec Ltd. and each of its directors and executive officers (4)
10.9	Memorandum of Understanding by and among Antarctic Sea Fisheries S.A. and Enzymotec Ltd. dated April 23, 2013† (4)
10.10	Amendment to Memorandum of Understanding by and among Antarctic Sea Fisheries S.A. and Enzymotec Ltd. dated June 14, 2013 (4)
21.1	List of subsidiaries of the Registrant (2)
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm#
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)#
24.1	Power of Attorney (included in signature pages of Registration Statement)#
101.INS	XBRL Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
____________
*	To be filed by amendment.
#	Previously filed as an exhibit to this Registration Statement.
∞	English summary of original Hebrew document.
†	Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request.
(1)	Previously filed with the Securities and Exchange Commission on August 22, 2013 pursuant to a registration statement on Form F-1 (File No. 333-190781) and incorporated by reference herein.
(2)
Previously filed with the Securities and Exchange Commission on September 16, 2013 pursuant to a pre-effective amendment to a registration statement on Form F-1 (File No. 333-190781) and incorporated by reference herein.

(3)
Previously filed with the Securities and Exchange Commission on September 24, 2013 pursuant to a pre-effective amendment to a registration statement on Form F-1 (File No. 333-190781) and incorporated by reference herein.

(4)
Previously filed with the Securities and Exchange Commission on September 27, 2013 pursuant to a post-effective amendment to a registration statement on Form F-1 (File No. 333-190781) and incorporated by reference herein.

(b)	Financial Statement Schedules

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Registrant’s consolidated financial statements and related notes thereto.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Migdal Ha’Emeq, Israel on this 18 day of February, 2014.

ENZYMOTEC LTD.

By:	/s/ Ariel Katz
Ariel Katz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Name	Title	Date

/s/ Ariel Katz __________________ Ariel Katz	President and Chief Executive Officer (principal executive officer)	February 18, 2014

* __________________ Oren Bryan	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	February 18, 2014

* __________________ Steve Dubin	Chairman of the Board	February 18, 2014

* __________________ Yoav Doppelt	Vice Chairman of the Board	February 18, 2014

* __________________ Jacob (Yaacov) Bachar	Director	February 18, 2014

* _____________________ Nir Belzer	Director	February 18, 2014

* _____________________ Dov Pekelman	Director	February 18, 2014

* _____________________ Yossi Peled	Director	February 18, 2014

* _____________________ Imanuel Wasserman	Director	February 18, 2014

* _____________________ Michal Silverberg	Director	February 18, 2014

* _____________________ Joseph Tenne	Director	February 18, 2014

*By: /s/ Ariel Katz Ariel Katz Attorney-in-Fact

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 on this 18 day of February, 2014.

By:	/s/ Yossi Ohana
Name: Yossi Ohana
Title: Director, Enzymotec USA, Inc.